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                                                                  EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]


November 8, 1996

DataWorks Corporation
5910 Pacific Center Boulevard
San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by DataWorks Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), and the public offering of up to 2,300,000 shares of the Company's common stock, including 300,000 shares issuable upon exercise of an over-allotment option by the underwriters of which up to 218,686 shares may be sold by certain selling shareholders (collectively, the "Shares").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Articles of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the selling shareholders are validly issued, fully paid and non-assessable and that the Shares to be sold by the Company, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:    /s/ Frederick T. Muto
    ----------------------------
           Frederick T. Muto